True Drinks Announces First Quarter 2014 Financial Results

IRVINE, CA – (Marketwire – August 13, 2014) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, today announces its financial results for the quarter ended June 30, 2014.

Achievements in Second Quarter of 2014:
•	Completed successful test at Sam’s Club in June, shipping 199 pallets to 150 stores. Second order from Sam’s Club for 550 pallets was shipped in August;
•	Dollar sales per point of distribution increased by 22% year to date;
•	Rite Aid and Toys’R’Us become latest national retailers authorized to sell AquaBallTM six packs;
•	Over 29,000 retail locations now authorized to sell AquaBall;
•	Q2 revenues ahead of internal plan.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “We head into the second half of 2014 well positioned to increase market share, drive revenue, and increase consumer consumption of AquaBallTM Naturally Flavored Water.  As a team, we are ahead of schedule in developing AquaBall and building a multi-channel, multi-market brand, as well as taking advantage of a major consumer shift away from sugary drinks marketed towards children.” Mr. Leonard continued, “I am pleased with our initial sell though into our growing channel of national retailers and am especially excited by the near-term opportunity that the club channel offers us. We now have a base of 29,000 doors in the US and access to China and Canada.  As we successfully penetrate this growing base, we believe our opportunity could be significant in what is a very large, and growing, market need.”

Management will hold a conference call to discuss Q2 2014 financial results and to give a shareholder update today, Wednesday, August 13, 2014 at 5:00PM EDT / 2:00PM PDT.

Second Quarter 2014 Financial Results Conference Call Details:
Date:                                Wednesday, August 13, 2014
Time:                                5:00PM Eastern / 2:00PM Pacific
Participant Dial-In:         877-407-8133 (Toll Free), 201-689-8040 (International)

It is recommended that participants dial in approximately 10 minutes prior to the start of the 5:00PM Eastern call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://truedrinks.com/investor-relations/.

About True Drinks, Inc.
True Drinks provides a healthy alternative for kids to drink.  Their AquaBallTM is a naturally flavored, vitamin-enhanced, zero-calorie, dye-free, sugar-free alternative to juice and soda. AquaBallTM is currently available in four flavors: orange, grape, fruit punch and berry.  Their target consumers are kids, young adults, and their guardians, who are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste.  For more information, please visit www.theaquaball.com and www.truedrinks.com.  Proudly made in the USA.

FORWARD-LOOKING STATEMENTS
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:
Investor Relations
True Drinks, Inc.
18552 MacArthur Blvd., Ste. 325
Irvine, CA 92612
ir@truedrinks.com
949-203-3500

Capital Markets Contact:
Alexandra Petek
Director of Client Services
Merriman Capital, Inc.
250 Montgomery Street, 16th Floor
San Francisco, CA 94104
apetek@merrimanco.com
415-248-5681

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current Assets:
Cash	$362,736	$3,136,766
Accounts receivable, net	522,531	175,068
Inventory	1,800,893	1,056,756
Prepaid expenses and other current assets	623,819	591,434
Total Current Assets	3,309,979	4,960,024

Restricted Cash	133,131	133,065
Property and Equipment, net	6,342	8,399
Patents, net	1,282,353	1,352,941
Trademarks, net	23,516	48,516
Goodwill	3,474,502	3,474,502
Total Assets	$8,229,823	$9,977,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$2,382,412	$1,222,404
Convertible notes payable, net	25,000	680,000
Notes payable, net	360,000	-
Term loan	-	1,916,667
Derivative liabilities	3,936,301	1,619,021
Total Current Liabilities	6,703,713	5,438,092

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common Stock, $0.001 par value, 120,000,000 and 40,000,000 shares authorized, 36,542,960 and 27,855,587 shares outstanding at June 30, 2014 and December 31, 2013, respectively	36,543	27,886
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,607,870 and 1,776,923 shares outstanding at June 30, 2014 and December 31, 2013, respectively	1,608	1,777
Additional paid in capital	16,907,247	14,751,170
Accumulated deficit	(15,419,288)	(10,241,478)

Total Stockholders’ Equity	1,526,110	4,539,355

Total Liabilities and Stockholders’ Equity	$8,229,823	$9,977,447

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net Sales	$1,161,142	$1,303,371	$1,811,674	$1,714,172

Cost of Sales	966,393	1,200,936	1,495,694	1,464,886

Gross Profit	194,749	102,435	315,980	249,286

Operating Expenses
Selling and marketing	1,005,346	654,412	1,575,874	1,084,898
General and administrative	1,132,763	851,582	2,124,569	1,896,646
Total operating expenses	2,138,109	1,505,994	3,700,443	2,981,544

Operating Loss	(1,943,360)	(1,403,559)	(3,384,463)	(2,732,258)

Other Expense (Income)
Change in fair value of derivative liabilities	(383,439)	(105,605)	1,742,098	(105,605)
Interest expense	14,120	152,418	51,249	380,617

NET LOSS	$(1,574,041)	$(1,450,372)	$(5,177,810)	$(3,007,270)

Dividends on Preferred Stock	$97,775	$-	$230,979	$-

Net loss attributable to common stockholders	$(1,671,816)	$(1,450,372)	$(5,408,789)	$(3,007,270)

Loss per common share, basic and diluted	$(0.05)	$(0.05)	$(0.17)	$(0.11)

Weighted average common shares outstanding, basic and diluted	34,839,764	27,400,619	31,407,485	27,105,681

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,177,810)	$(3,007,270)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,406	10,190
Amortization	95,588	95,589
Accretion of deferred financing costs	-	32,074
Change in estimated fair value of derivative liabilities	1,742,098	(105,605)
Amortization of debt discount	-	45,109
Fair value of common stock issued for services	69,875	247,340
Stock based compensation	258,834	594,902
Change in operating assets and liabilities:
Accounts receivable	(347,463)	(597,603)
Inventory	(744,137)	247,863
Prepaid expenses and other current assets	(32,385)	(267,902)
Other assets	-	3,948
Accounts payable and accrued expenses	1,050,828	309,407
Other current liabilities	-	167,715
Net cash used in operating activities	(3,080,166)	(2,224,243)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(66)	242
Purchase of property and equipment	(2,349)	-
Net cash (used in ) provided by investing activities	(2,415)	242

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(2,195)	-
Proceeds from issuance of Series B Preferred Stock, net	1,887,413	-
Proceeds from notes payable	360,000	2,869,000
Deferred financing costs paid	-	(219,924)
Repayments on notes payable	(20,000)	(172,000)
Repayments on term loan	(1,916,667)	-
Net cash provided by financing activities	308,551	2,477,076

NET (DECREASE) INCREASE IN CASH	(2,774,030)	253,075

CASH- beginning of period	$3,136,766	$4,449

CASH- end of period	$362,736	$257,524

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$7,944	$17,330
Non-cash financing and investing activities:
Conversion of Preferred Stock to Common Stock	$7,458	$25,304
Cashless exercise of warrants	$41,229	$-
Dividends declared but unpaid	$230,979	$-
Dividends on Preferred Stock paid in Common Stock	$8,139	$-
Conversion of notes payable and accrued interest to Common Stock	$764,938	$860,818
Warrants issued in connection with Series B Preferred Offering	$616,411	$299,699
Warrants issued as debt discount	$-	$730,758